POOLING AGREEMENT

THIS AGREEMENT is made as of the 30th day of January, 2004

AMONG:

FIRST GOLDWATER RESOURCES INC., of 1502-543 Granville Street, Vancouver, B.C., V6C 1X8

(the “Issuer”);

AND:

CANACCORD INTERNATIONAL LTD., of 26 Cassia Heights, Royal Westmoreland, St. James, Barbados, W.I.

(the “Canaccord”)

AND:

COMPUTERSHARE TRUST COMPANY, of 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9

(the “Agent”)

AND:

EACH OF THE UNDERSIGNED SECURITY HOLDERS OF THE ISSUER

(a “Securityholder” or “you”)

(collectively, the “Parties”)

This Agreement is being entered into by the Parties in connection with the Issuers acquisition of Mintec International Corporation of Barbados (“Mintec) for 40,000,000 shares of the Issuer pursuant to a letter agreement dated December 2, 2003.  It is also in connection with the proposed distribution by the Issuer, by way of private placement (the “Private Placement”) of 15,000,000 Units (the “Units”).  The units will consist of one share of common stock at $1.00 (the “Shares”), one half of one common share purchase warrant (the “Warrants”).  One whole warrant will permit the holder to acquire one share of common stock for 60 months following closing of the private placement at $1.50.

Pursuant to the Agency Agreement dated January 30, 2004 Canaccord, is acting as agent for the Issurer  in the private placement.  Canaccord has requested and the Securityholders have agreed to deposit the securities they currently hold into pool in accordance with the terms of this Agreement.

For good and valuable consideration, the Parties agree as follows:

PART 1

AGENT

1.1.

Appointment of Agent

The Issuer, Canaccord and the Securityholders appoint the Agent to act as agent under this Agreement. The Agent accepts the appointment.

1.2.

Deposit of  Securities into Pool

1.

You are depositing the securities (pool securities) listed opposite your name in Schedule “A” with the Agent to be held in pool under this Agreement. You will immediately deliver or cause to be delivered to the Agent any share certificates or other evidence of these securities which you have or which you may later receive.

2.

If you receive any other securities (additional pool securities):

(a)

as a dividend or other distribution on pool securities;

(b)

on the exercise of a right of purchase, conversion or exchange attaching to pool securities, including securities received on conversion of  warrants;

(c)

on a subdivision, or compulsory or automatic conversion or exchange of pool securities; or

(d)

from a successor issuer in a business combination, if Part 6 of this Agreement applies,

you will deposit them in pool with the Agent. You will deliver or cause to be delivered to the Agent any share certificates or other evidence of those additional pool securities. When this Agreement refers to pool securities, it includes additional pool securities.

3.

You will immediately deliver to the Agent any replacement share certificates or other evidence of additional pool securities issued to you.

1.3.

Direction to Agent

The Issuer, Canaccord and the Securityholders direct the Agent to hold the pool securities in pool until they are released from pool under this Agreement.

PART 2

RELEASE OF POOL SECURITIES

12 months after the resumption of trading of the Issuer and completion of a minimum $10,000,000 financing	½ of your pool securities
18 months after the resumption of trading of the Issuer and completion of a minimum $10,000,000 financing	½ of remaining pool securities
24 months after the resumption of trading of the Issuer and completion of a minimum $10,000,000 financing	Your remaining pool securities

2.1.

Early Release of Pool with consent of Canaccord

Canaccord may in it’s sole discretion release all or part thereof of a Securityholders pool securities at anytime irrespective of the release pool table above.  Any securities remaining in pool, should Canaccord grant an early pool release, shall remain in pool and be subject to the terms outlined in this agreement.

Written consent to the Agent will be provided by Canaccord to permit the release indicating that such release is permitted and is to take place.

2.2.

Additional Pool Securities

If you acquire additional pool securities, those securities will be added to the securities already in pool, to increase the number of remaining pool securities. After that, all of the pool securities will be released in accordance with the applicable release schedule in the tables above.

2.3.

Delivery of Share Certificates for Pool Securities

The Agent will send to each Securityholder any share certificates or other evidence of that Securityholder’s pool securities in the possession of the Agent released from pool as soon as reasonably practicable after the release.

2.4.

Replacement Certificates

If, on the date a Securityholder’s pool securities are to be released, the Agent holds a share certificate or other evidence representing more pool securities than are to be released, the Agent will deliver the share certificate or other evidence to the Issuer or its transfer agent and request replacement share certificates or other evidence.  The Issuer will cause replacement share certificates or other evidence to be prepared and delivered to the Agent. After the Agent receives the replacement share certificates or other evidence, the Agent will send to the Securityholder or at the Securityholder’s direction, the replacement share certificate or other evidence of the pool securities released. The Agent and Issuer will act as soon as reasonably practicable.

2.5.

Release Upon Death

1.

If a Securityholder dies, the Securityholder’s pool securities will be released from pool. The Agent will deliver any share certificates or other evidence of the pool securities in the possession of the Agent to the Securityholder’s legal representative.

2.

Prior to delivery the Agent must receive:

(a)

a certified copy of the death certificate; and

(b)

any evidence of the legal representative’s status that the Agent may reasonably require.

PART 3

DEALING WITH POOL SECURITIES

3.1.

Restriction on Transfer, etc.

Unless it is expressly permitted in this Agreement, you will not sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with your pool securities or any related share certificates or other evidence of the pool securities. If a Securityholder is a private company controlled by one or more principals (as defined in applicable Securities Legislation) of the Issuer, the Securityholder may not participate in a transaction that results in a change of its control or a change in the economic exposure of the principals to the risks of holding pool securities.

3.2.

Pledge, Mortgage or Charge as Collateral for a Loan

You may pledge, mortgage or charge your pool securities to a financial institution as collateral for a loan, provided that no pool securities or any share certificates or other evidence of pool securities will be transferred or delivered by the Agent to the financial institution for this purpose. The loan agreement must provide that the pool securities will remain in pool if the lender realizes on the pool securities to satisfy the loan.

3.3.

Voting of Pool Securities

You may exercise any voting rights attached to your pool securities.

3.4.

Dividends on Pool Securities

You may receive a dividend or other distribution on your pool securities, and elect the manner of payment from the standard options offered by the Issuer. If the Agent receives a dividend or other distribution on your pool securities, other than additional pool securities, the Agent will pay the dividend or other distribution to you on receipt.

3.5.

Exercise of Other Rights Attaching to Pool Securities

You may exercise your rights to exchange or convert your pool securities in accordance with this Agreement.

PART 4

PERMITTED TRANSFERS WITHIN POOL

4.1.

Transfer upon Bankruptcy

1.

You may transfer pool securities within pool to a trustee in bankruptcy or another person or company entitled to pool securities on bankruptcy.

2.

Prior to the transfer, the Agent must receive:

(a)

a certified copy of either

(i)

the assignment in bankruptcy filed with the Superintendent of Bankruptcy, or

(ii)

the receiving order adjudging the Securityholder bankrupt;

(b)

a certified copy of a certificate of appointment of the trustee in bankruptcy;

(c)

a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer’s transfer agent; and

(d)

an acknowledgement in the form of Schedule “B” signed by:

(i)

the trustee in bankruptcy, or

(ii)

on direction from the trustee, with evidence of that direction attached to the acknowledgement form, another person or company legally entitled to the pool securities.

3.

Within 10 days after the transfer, the transferee of the pool securities will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

4.2.

Transfer Upon Realization of Pledged, Mortgaged or Charged Pool Securities

1.

You may transfer within pool to a financial institution the pool securities you have pledged, mortgaged or charged under section 3.2 to that financial institution as collateral for a loan on realization of the loan.

2.

Prior to the transfer the Agent must receive:

(a)

a statutory declaration of an officer of the financial institution that the financial institution is legally entitled to the pool securities;

(b)

a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer’s transfer agent; and

(c)

an acknowledgement in the form of Schedule “B” signed by the financial institution.

3.

Within 10 days after the transfer, the transferee of the pool securities will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

4.3.

Transfer to Certain Plans and Funds

1.

You may transfer pool securities within pool to or between a registered retirement savings plan (RRSP), registered retirement income fund (RRIF) or other similar registered plan or fund with a trustee, where the annuitant of the RRSP or RRIF, or the beneficiaries of the other registered plan or fund are limited to you and your spouse, children and parents, or, if you are the trustee of such a registered plan or fund, to the annuitant of the RRSP or RRIF, or a beneficiary of the other registered plan or fund, as applicable, or his or her spouse, children and parents.

2.

Prior to the transfer the Agent must receive:

(a)

evidence from the trustee of the transferee plan or fund, or the trustee’s agent, stating that, to the best of the trustee’s knowledge, the annuitant of the RRSP or RRIF, or the beneficiaries of the other registered plan or fund do not include any person or company other than you and your spouse, children and parents;

(b)

a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer’s transfer agent; and

(c)

an acknowledgement in the form of Schedule “B” signed by the trustee of the plan or fund.

3.

Within 10 days after the transfer, the transferee of the pool securities will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

4.4.

Effect of Transfer Within Pool

After the transfer of pool securities within pool, the pool securities will remain in pool and released from pool under this Agreement as if no transfer has occurred on the same terms that applied before the transfer. The Agent will not deliver any share certificates or other evidence of the pool securities to transferees under this Part 4.

PART 5

BUSINESS COMBINATIONS

5.1.

Business Combinations

This Part applies to the following (business combinations):

(a)

a formal take-over bid for all outstanding equity securities of the Issuer or which, if successful, would result in a change of control of the Issuer;

(b)

a formal issuer bid for all outstanding equity securities of the Issuer;

(c)

a statutory arrangement;

(d)

an amalgamation;

(e)

a merger; and

(f)

a reorganization that has an effect similar to an amalgamation or merger.

5.2.

Delivery to Agent

You may tender your pool securities to a person or company in a business combination. At least five business days prior to the date the pool securities must be tendered under the business combination, you must deliver to the Agent:

(a)

a written direction signed by you that directs the Agent to deliver to the depositary under the business combination any share certificates or other evidence of the pool securities and a completed and executed cover letter or similar document and, where required, transfer power of attorney completed and executed for transfer in accordance with the requirements of the depositary, and any other documentation specified or provided by you and required to be delivered to the depositary under the business combination; and

(b)

any other information concerning the business combination as the Agent may reasonably request.

5.3.

Delivery to Depository

As soon as reasonably practicable, and in any event no later than three business days after the Agent receives the documents and information required under section 5.2, the Agent will deliver to the depositary, in accordance with the direction, any share certificates or other evidence of the pool securities, and a letter addressed to the depositary that

(a)

identifies the pool securities that are being tendered;

(b)

states that the pool securities are held in pool;

(c)

states that the pool securities are delivered only for the purposes of the business combination and that they will be released from pool only after the Agent receives the information described in section 5.2;

(d)

if any share certificates or other evidence of the pool securities have been delivered to the depositary, requires the depositary to return to the Agent, as soon as practicable, any share certificates or other evidence of pool securities that are not released from pool into the business combination; and

(e)

where applicable, requires the depositary to deliver or cause to be delivered to the Agent, as soon as practicable, any share certificates or other evidence of additional pool securities that you acquire under the business combination.

5.4.

Release of Pool Securities to Depositary

The Agent will release from pool the tendered pool securities when the Agent receives a declaration signed by the depositary or, if the direction identifies the depositary as acting on behalf of another person or company in respect of the business combination, by that other person or company, that:

(a)

the terms and conditions of the business combination have been met or waived; and

(b)

the pool securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the business combination.

5.5.

Pool of New Securities

If you receive securities (new securities) of another issuer (successor issuer) in exchange for your pool securities, the new securities will be subject to pool in substitution for the tendered pool securities if, immediately after completion of the business combination:

(a)

the successor issuer is not an exempt issuer (as defined in applicable securities legislation);

(b)

you are a principal (as defined in applicable securities legislation) of the successor issuer.

5.6.

Release from Pool of New Securities

1.

As soon as reasonably practicable after the Agent receives:

(a)

a certificate from the successor issuer signed by a director or officer of the successor issuer authorized to sign

(i)

stating that it is a successor issuer to the Issuer as a result of a business combination and whether it is an emerging issuer or an established issuer under the Policy, and

(ii)

listing the Securityholders whose new securities are subject to pool under section 6.5,

the pool securities of the Securityholders whose new securities are not subject to pool under section 5.5 will be released, and the Agent will send any share certificates or other evidence of the pool securities in the possession of the Agent in accordance with section 2.4.

2.

If your new securities are subject to pool, unless subsection (3) applies, the Agent will hold your new securities in pool on the same terms and conditions, including release dates, as applied to the pool securities that you exchanged.

PART 6

RESIGNATION OF AGENT

6.1.

Resignation of Agent

1.

If the Agent wishes to resign as agent, the Agent will give written notice to the Issuer and Canaccord.

2.

If the Issuer wishes to terminate the Agent as agent, the Issuer or Canaccord respectively will give written notice to the Agent and the Issuer or Canaccord as applicable.

3.

If the Agent resigns or is terminated, the Issuer will be responsible for ensuring that the Agent is replaced not later than the resignation or termination date by another agent that is acceptable to Canaccord and that has accepted such appointment, which appointment will be binding on the Issuer, Canaccord and the Securityholders.

4.

The resignation or termination of the Agent will be effective, and the Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above by the Agent, Issuer or Canaccord, as applicable, or on such other date as the Agent, the Issuer and Canaccord may agree upon (the “resignation or termination date”), provided that the resignation or termination date will not be less than 10 business days before a release date.

5.

If the Issuer has not appointed a successor agent within 60 days of the resignation or termination date, Canaccord or the Agent may apply, at the Issuer’s expense, to a court of competent jurisdiction for the appointment of a successor agent, and the duties and responsibilities of the Agent will cease immediately upon such appointment.

6.

On any new appointment under this section, the successor Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Agent, without any further assurance, conveyance, act or deed. The predecessor Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Agent in relation to this Agreement and the predecessor Agent will thereupon be discharged as Agent.

7.

If any changes are made to Part 6 of this Agreement as a result of the appointment of the successor Agent, those changes must not be inconsistent with the terms of this Agreement and the Issuer to this Agreement will file a copy of the new Agreement with the securities regulators with jurisdiction over the initial public offering.

PART 7

INDEMNIFICATION OF AGENT

The Issuer and each Securityholder hereby jointly and severally agree to indemnify and hold harmless the Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, wilful misconduct or bad faith on the part of the Agent.  This indemnity survives the release of the pool securities, the resignation or termination of the Agent and the termination of this Agreement.

PART 8

NOTICES

8.1.

Notice to Agent

Documents will be considered to have been delivered to the Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or five (5) business days after the date of mailing, if delivered by mail, to the following:

Computershare Trust Company of Canada
510 Burrard Street
Vancouver, BC  V6C 3B9

Fax:  (604) 669-1548

8.2.

Notice to Issuer

Documents will be considered to have been delivered to the Issuer on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or five (5) business days after the date of mailing, if delivered by mail, to the following:

First Goldwater Resources Inc., Attention Thomas Pressello

1502-543 Granville Street, Vancouver, B.C., V6C 1X8

Fax:  (604) 697-0686

8.3.

Notice to Canaccord

Documents will be considered to have been delivered to Canaccord on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or five (5) business days after the date of mailing, if delivered by mail, to the following:

Canaccord International Ltd., Attention Elizabeth Watkins
26 Cassia Heights, Royal Westmoreland, St. James, Barbados, W.I.

Fax: (246) 419-0364

8.4.

Deliveries to Securityholders

Documents will be considered to have been delivered to a Securityholder on the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the address on the Issuer’s share register.

Any share certificates or other evidence of a Securityholder’s pool securities will be sent to the Securityholder’s address on the Issuer’s share register unless the Securityholder has advised the Agent in writing otherwise at least ten business days before the pool securities are released from pool. The Issuer will provide the Agent with each Securityholder’s address as listed on the Issuer’s share register.

8.5.

Change of Address

1.

The Agent may change its address for delivery by delivering notice of the change of address to the Issuer, Canaccord and to each Securityholder.

2.

The Issuer may change its address for delivery by delivering notice of the change of address to the Agent, Canaccord and to each Securityholder.

3.

Canaccord may change its address for delivery by delivering notice of the change of address to the Agent, the Issuer and to each Securityholder.

4.

A Securityholder may change that Securityholder’s address for delivery by delivering notice of the change of address to the Issuer, Canaccord and to the Agent.

8.6.

Postal Interruption

A Party to this Agreement will not mail a document it is required to mail under this Agreement if the Party is aware of an actual or impending disruption of postal service.

PART 9

GENERAL

9.1.

Interpretation - “Holding Securities”

When this Agreement refers to securities that a Securityholder “holds”, it means that the Securityholder has direct or indirect beneficial ownership of, or control or direction over, the securities.

9.2.

Further Assurances

The Parties will execute and deliver any further documents and perform any further acts reasonably requested by any of the Parties to this Agreement which are necessary to carry out the intent of this Agreement.

9.3.

Time

Time is of the essence of this Agreement.

9.4.

Failure to complete Acquisition of Mintec

If the Issuer does not complete it’s acquisition of Mintec pursuant to it’s December 2, 2003 letter agreement with Mintec, this Pool Agreement will terminate and not have any effect.

9.5.

Governing Laws

The laws of British Columbia (the “Principal Regulator”) and the applicable laws of Canada will govern this Agreement.

9.6.

Jurisdiction

The securities regulator in each jurisdiction where the Issuer sells it’s securities  has jurisdiction over this Agreement and the pool securities.

9.7.

Counterparts

The Parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

9.8.

Singular and Plural

Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.

9.9.

Language

This Agreement has been drawn up in the English language at the request of all Parties.

9.10.

Benefit and Binding Effect

This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns and all persons claiming through them as if they had been a Party to this Agreement.

9.11.

Entire Agreement

This is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements.

9.12.

Successor to Agent

Any corporation with which the Agent may be amalgamated, merged or consolidated, or any corporation succeeding to the business of the Agent will be the successor of the Agent under this Agreement without any further act on its part or on the part or any of the Parties, provided that the successor is recognized as a transfer agent by the Canadian exchange the Issuer is listed on (or if the Issuer is not listed on a Canadian exchange, by any Canadian exchange) and notice is given to the securities regulators with jurisdiction.

The Parties have executed and delivered this Agreement as of the date set out above.

COMPUTERSHARE TRUST
COMPANY OF CANADA

Per:

Authorized Signatory

Per:

Authorized Signatory

FIRST GOLDWATER RESOURCES INC.

Per:

Authorized Signatory

Per:

Authorized Signatory

CANACCORD INTERNATIONAL LTD.

Per:

Authorized Signatory

Per:

Authorized Signatory

If the Securityholder is an individual:

 Baring Trustees (Guernsey) Limited as Trustee of the Robert Mouat Trust

_____________________________________________

Authorized signatory

_____________________________________________

Authorized signatory

ATC Trustees (Cayman) Limited

on behalf of Kendenbrico Trust

____________________________________________

Authorized Signatory

ATC Trustees (Cayman) Limited

on behalf of EC2 Trust

___________________________________________

Authorized Signatory

J. Richard Evans & MacGregor Robertson

As Trustees for Whitehorn Trust

___________________________________________

J. Richard Evans

___________________________________________

MacGregor Robertson

J. Richard Evans & MacGregor Robertson

As Trustees for the Gold Trust

___________________________________________

J. Richard Evans

___________________________________________

MacGregor Robertson

J. Richard Evans & MacGregor Robertson

As Trustees for Albinson Trust

___________________________________________

J. Richard Evans

___________________________________________

MacGregor Robertson

Schedule “A” to POOLING AGREEMENT

Securityholder

Name:  Baring Trustees (Guernsey) Limited as Trustee of the Robert Mouat Trust

Signature:

Address for Notice:

Baring Trustees (Guernsey) Limited as Trustee of the Robert Mouat Trust

P.O. Box 71, Trafalgar Court,

Les Banques, St. Peter Port,

Guernsey, GYI 3DA

Attention: Gary Luscombe

Securities:
Class and Type (i.e. Value Securities or Surplus Securities	Number	Certificate(s) (if applicable)
Common Shares, Value Securities	14,700,000

Schedule “A” to POOLING AGREEMENT CONTINUED

Name: ATC Trustees (Cayman) Limited

on behalf of Kendenbrico Trust

Signature:

Address for Notice:

ATC Trustees (Cayman) Limited

P.O. Box 30592 S.M.B., Cayside, 2nd Floor,

George Town, Grand Cayman, Cayman Islands, BWI

Securities:
Class and Type (i.e. Value Securities or Surplus Securities	Number	Certificate(s) (if applicable)
Common Shares,Value Securities	4,900,000

Schedule “A” to POOLING AGREEMENT CONTINUED

Name: ATC Trustees (Cayman) Limited

on behalf of EC2 Trust

Signature:

Address for Notice:

ATC Trustees (Cayman) Limited

P.O. Box 30592 S.M.B., Cayside, 2nd Floor,

George Town, Grand Cayman, Cayman Islands, BWI

Securities:
Class and Type (i.e. Value Securities or Surplus Securities	Number	Certificate(s) (if applicable)
Common Shares, Value Securities	7,350,000

Schedule “A” to POOLING AGREEMENT CONTINUED

Name: J. Richard Evans & MacGregor Robertson

As Trustees for Whitehorn Trust

Signature:

Address for Notice:

Dehands House, 2nd Terrace, West Centreville

Nassau, Bahamas

Securities:
Class and Type (i.e. Value Securities or Surplus Securities	Number	Certificate(s) (if applicable)
Common Shares,Values Securities	5,100,000

Schedule “A” to POOLING AGREEMENT CONTINUED

Name: J. Richard Evans & MacGregor Robertson

As Trustees for Albinson Trust

Signature:

Address for Notice:

Dehands House, 2nd Terrace, West Centreville

Nassau, Bahamas

Securities:
Class and Type (i.e. Value Securities or Surplus Securities	Number	Certificate(s) (if applicable)
Common Shares, Value Securities	600,000

Schedule “A” to POOLING AGREEMENT CONTINUED

Name: J. Richard Evans & MacGregor Robertson

As Trustees for  the Gold Trust

Signature:

Address for Notice:

Dehands House, 2nd Terrace, West Centreville

Nassau, Bahamas

Securities:
Class and Type (i.e. Value Securities or Surplus Securities	Number	Certificate(s) (if applicable)
Common shares, Value Securities	7,350,000

SCHEDULE “B” TO POOLING AGREEMENT

Acknowledgement and Agreement to be Bound

I acknowledge that the securities listed in the attached Schedule “A” (the “pool securities”) have been or will be transferred to me and that the pool securities are subject to an Pool Agreement dated _________________________(the “Pool Agreement”).

For other good and valuable consideration, I agree to be bound by the Pool Agreement in respect of the pool securities, as if I were an original signatory to the Pool Agreement.

Dated at ________________________ on _________________.

Where the transferee is an individual:

Signed, sealed and delivered

)
by [Transferee]

)
in the presence of:

)

)

)

)
Name

)

)

)
Address

)

)

[Transferee]

)

)

)

)
Occupation

)

If the Securityholder is not an individual:

[Transferee]

Per:

Authorized Signatory

Per:

Authorized Signatory